UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     ----------------------------------------------------------------------

      Date of Report (Date of earliest event reported): September 21, 2004

                         LARREA BIOSCIENCES CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                   0001175594           680507505
  (State or other jurisdiction      (Commission         (IRS Employer
of Incorporation or organization)   File Number)      Identification No.)

                               c/o David Kalenuik
                               400-55 Water Street
                           Vancouver, British Columbia
                                  V6B1A1 Canada
                    (Address of principal executive offices)

                              Phone: (604) 899-7977
                               Fax: (604) 899-6109

           (Issuer's telephone/facsimile numbers, including area code)

                                Sonic Media Corp.
          (Former name or former address, if changed since last report)

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ITEM. 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 8, 2004, the shareholders of Global Botanics, Inc. ("GBI") and Larrea BioSciences, Corporation, agreed to amend certain terms and conditions of the Stock Purchase Agreement by and between GBI and Larrea BioSciences Corporation dated March 26, 2004.

The  amendment  consists  of  the  deletion  of  the  following   paragraph  and
elimination of Larrea BioSciences right to buy-back shares of Larrea BioSciences shares from the GBI shareholders:

..4 Stock Option. Sellers hereby grant to Buyer an option to purchase up to three million (3,000,000) of the Shares (the "Option Shares") at the following price:
(a) from a period of time commencing with the date of this Agreement and ending 365 days thereafter (the "Anniversary Date"), Buyer may purchase any number of the Shares up to 3,000,000 shares at the purchase price of $1.00 per share; (b) from a period of time commencing with the Anniversary Date and ending on a date which is one hundred eighty days (180) thereafter (the "18 Month Date"), Buyer may purchase any number of the Shares up to 3,000,000 shares less the amount which was purchased during the proceeding period at the purchase price of $1.50 per share; and, (c) from a period of time commencing with the 18 Month Date and ending on a date which is one hundred eighty days (180) thereafter (the "Second Anniversary"), Buyer may purchase any number of the Shares up to 3,000,000 shares less the amount which was purchased during the two proceeding periods at the purchase price of $2.00 per Share. The option may be exercised in tranches of a minimum of 100,000 Shares. Buyer and Sellers acknowledge that should Sellers be indebted to Buyer pursuant to Article VI hereof, Buyer may use the indebtedness of Sellers as a dollar for dollar set-off of the option price.


ITEM.  2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 26, 2004, Larrea BioSciences Corporation executed an acquisition agreement with LarreaRx, Inc., a Wyoming Corporation ("Acquisition Agreement").

LarreaRx, Inc. holds the license to market and sell, Larrea BioSciences wholly owned subsidiary, GBI's Virastatin based products. LarreaRx, Inc. markets and sells such product in the U.S. and Canada. To date, LarreaRx, Inc. has licensed the right to market and sell Virastatin-based dietary supplement and topical cosmetic products in the U.S. and Canada. Virastatin(TM) is the key active ingredient in the product lines sold under the tradenames Shegoi(TM) and Virox(TM). Shegoi(TM) products are marketed through direct marketing channels and Virox(TM) products are already being marketed through retail chain outlets in Canada and USA.

The terms of the Acquisition Agreement provide that Larrea BioSciences Corporation shall issue one share of common stock to the stockholders of LarreaRx, Inc. in exchange for 5.5 shares of common stock of LarreaRx, Inc. or an estimated issuance of approximately 3,100,000 shares of common stock of Larrea BioSciences Corporation. The per share value of LarreaRx, Inc. was determined based on LarreaRx's financial condition and status of current contracts.

Larrea BioSciences Corporation President and Director, David Kalenuik is also the President and a director of LarreaRx, Inc. Mr. Kalenuik owns a less than 5% interest in LarreaRx, Inc. There are no other material relationships between Larrea BioSciences Corporation, its officers, directors or affiliates and LarreaRx, Inc.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.


(a) Financial Statements of the Business Acquired.

Any required financial statements will be filed by amendment to this Form 8-K by no later than December 1, 2004.

(b) Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment to this Form 8-K not later than December 1, 2004.

(c) Exhibits

2.1 Acquisition Agreement by and between the Company and LarreaRx, Inc.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SONIC MEDIA, INC.

By: /s/David Kalenuik
    ----------------------------
    David Kalenuik, President

Dated: September 21, 2004